UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April, 22, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	00-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 22, 2012, Gulfstream Capital Partners, Ltd. (“Gulfstream”), a Seychelles corporation and wholly owned subsidiary of VelaTel Global Communications, Inc. (“VelaTel”), a Nevada corporation and the registrant responsible for the filing of this Form 8-K (Gulfstream and VelaTel collectively “Company”), entered into an Amended and Restated Subscription and Stockholder Agreement (“Amended Agreement”) with Luo Hongye (“Luo”) and Shenzhen VN Technologies Co., Ltd. (“VN Tech PRC”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”). The material terms of the Amended Agreement are as follows (capitalized terms are as defined in the Amended Agreement):

Background – Original 2011 Agreement. Luo owns 100% of VN Tech PRC. VN Tech PRC has expertise, relationships and contracts to become a leading international manufacturer, integrator, and applications developer and patent holder for hydrogen and fuel cell power supply systems (“Fuel Cell Systems”). On April 1, 2011, the Company and VN Tech PRC entered into a Subscription and Shareholder Agreement (“Original Agreement”), which the Company disclosed on Form 8-K filed April 6, 2011. Under the Original Agreement, the Parties were to form a series of entities including a Cayman Island parent company, a Hong Kong wholly owned subsidiary of the Cayman company, and a PRC wholly owned subsidiary of the Hong Kong company that also qualified as a wholly owned foreign enterprise (“WFOE”) under PRC law. The Company would subscribe to 51% and VN Tech PRC to 49% of the equity interest of the Entities comprising the joint venture. VN Tech PRC would assign to WFOE its tangible and intangible assets associated with Fuel Cell Systems, for which the Company would pay VN Tech PRC 5 million of its shares of Series A common stock.

Comparison of Original and Amended Agreements. The Parties have subsequently formed as the Hong Kong company contemplated under the Original Agreement VN Tech Investment, Ltd. (HK) (“VN Tech HK”). The Parties are in the process of forming the Cayman Island company under the name VN Tech Investment, Ltd. (Cayman) (“VN Tech Cayman”). Under the Amended Agreement, the Parties deem it no longer necessary to form a WFOE. Instead, VN Tech PRC will become the wholly owned subsidiary of VN Tech HK, which in turn will become a wholly owned subsidiary of VN Tech Cayman. Under the Amended Agreement, the Company’s equity interest in the Entities comprising the joint venture is increased from 51% to 75%, and Luo is subscribing to the remaining 25% in the Entities directly instead of through VN Tech PRC. Also under the Amended Agreement, the consideration the Company is paying Luo (instead of VN Tech PRC) is increased from five million to ten million shares of its Series A common stock. The terms of the Amended Agreement are otherwise similar but not identical to the Original Agreement, which the Amended Agreement supersedes entirely.

Material Terms of Amended Agreement.

1. The Company shall subscribe to 75% and Luo to 25% of the stock of VN Tech HK. Upon completion of the formation of VN Tech Cayman, the Parties shall assign their respective equity interests in VN Tech HK to VN Tech Cayman in exchange for the same percentage of equity interest in VN Tech Cayman, such that VN Tech Cayman will become the holding company for VN Tech HK and VN Tech PRC. In consideration for their respective interests in the business model, Luo shall assign to VN Tech HK all of his stock or other equity membership interest in VN Tech PRC, and the Company shall pay Luo ten million shares of its Series A Common Stock, which includes five million shares called for but not yet issued pursuant to the Original Agreement. The Company shall control the boards of directors of each of VN Tech Cayman, VN Tech HK, and VN Tech PRC through the right to appoint four of five directors in each company.

2. The Parties contemplate that VN Tech PRC will hold distribution rights of Fuel Cell Systems for telecommunications customers and markets within the PRC, and VN Tech HK will hold all other worldwide distribution rights of Fuel Cell Systems. VN Tech HK will also provide marketing, sales and other service to VN Tech PRC pursuant to a management services agreement, in exchange for compensation and upon other terms to be agreed by the Parties.

2

3. The Company is entitled to a 10% price discount on Fuel Cell Systems it purchases compared to the lowest price charged to any other telecommunications network carrier. The Company’s discount shall apply to usage by any telecommunications network carrier in which the Company has at least a 25% direct or indirect ownership interest.

4. In the event the free cash flow and/or net operating income generated from the operations of VN Tech PRC and/or VN Tech HK exceeds the amount required for (i) working capital requirements, (ii) payment of tax or provision therefore, (iii) outstanding loan obligations, and (iv) reserves for contingent future liabilities, any surplus profits shall (to the extent allowed by applicable law) be distributed to the shareholders of VN Tech Cayman in full by way of dividends.

5. Luo and VN Tech PRC make certain representations and warranties regarding the corporate and financial status of VN Tech PRC and its past operations, upon terms the Company believes are standard in transactions of this nature.

6. The Amended Agreement became effective on April 22, 2012 when it was signed by all Parties (“Effective Date”). The Effective Date also constitutes “Closing” as that term is commonly understood in transactions of this nature. All transfers of stock and other formalities described in the Amended Agreement are considered contractual obligations subsequent and not conditions precedent to the rights and obligations of the Parties contemplated in the Amended Agreement.

A fully executed copy of the Amended Agreement (including internal Schedule 1, the representations and warranties of Luo and VN Tech PRC), is attached hereto and incorporated by this reference as Exhibit 10.1 to this Form 8-K.

Item 8.01 Other Events

On April 24 2012, the Company issued a press release describing the terms of the Amended Agreement and its significance to the Company.

A complete copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Exhibits

10.1	Amended and Restated Subscription and Stockholder Agreement between Luo Hongye, Shenzhen VN Technologies Co., Ltd., and VelaTel Global Communications, Inc. (including internal Schedule 1 referred to therein and attached thereto)

99.1	Press Release

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2012

VelaTel Global Communications, Inc.,

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

3